UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (As Permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

SafeSpace Global Corporation

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SAFESPACE GLOBAL CORPORATION
311 S. Weisgarber Road
Knoxville, Tennessee 37919

NOTICE OF CONSENT SOLICITATION

February 10, 2026

Fellow Stockholder:

The Board of Directors (the “Board”) of SafeSpace Global Corporation, a Nevada corporation (the “Company”), is providing you the accompanying consent solicitation statement on Schedule 14A (the “Consent Solicitation Statement”) to obtain from the Company’s stockholders written consents approving an amendment to the Company’s Amended and Restated Articles of Incorporation to increase the total number of authorized shares of common stock, $0.001 par value per share (“Common Stock”), from 200,000,000 to 300,000,000 and to authorize 30,000,000 shares of “blank check” preferred stock (“Preferred Stock”). Such approval by the stockholders is herein referred to as the “Action.” The Action is described in more detail in the accompanying Consent Solicitation Statement.

The Board has established the close of business on February 10, 2026, as the record date for determining stockholders entitled to submit written consents. For the Action to be approved, written consents “FOR” approval of the Action must be submitted by stockholders holding at least a majority of the voting power of outstanding stock entitled to vote thereon.

The Board has approved and authorized the proposed Action and recommends that all stockholders consent to the Action by marking the box titled “FOR” and submitting to the Company the Action by Written Consent form, which is attached as Appendix A to the Consent Solicitation Statement. To be counted, your properly completed and executed Action by Written Consent form must be received by the Company before 11:59 p.m. Eastern Time on March 19, 2026 (the “Expiration Date”), subject to early termination or extension of the Expiration Date at the Company’s discretion.

The Consent Solicitation Statement is being sent on or about February 20, 2026, to stockholders of record of the Company’s capital stock as of February 10, 2026.

Sincerely,

Scott M. Boruff
Chief Executive Officer and
Chairman of the Board of Directors

SAFESPACE GLOBAL CORPORATION

311 S. Weisgarber Road

Knoxville, Tennessee 37919

+1 (865) 237-4448

CONSENT SOLICITATION STATEMENT

This Consent Solicitation Statement and accompanying Notice of Consent Solicitation (“Notice”) are being mailed or otherwise furnished to the holders of common stock, $0.001 par value per share (“Common Stock”), of SafeSpace Global Corporation, a Nevada corporation (the “Company”) on behalf of its Board of Directors (the “Board”) in connection with the solicitation of written consents, to take action without a stockholders’ meeting, approving an amendment to the Company’s Amended and Restated Articles of Incorporation (the “Charter”), to increase the total number of authorized shares of Common Stock from 200,000,000 to 300,000,000 and to authorize 30,000,000 shares of “blank check” preferred stock (together, the “Charter Amendment”).

On February 10, 2026, the Board unanimously approved and authorized the proposed amendment to the Charter, and recommends that stockholders consent to approving the same (the “Action”).

The Company is seeking the written consent of its stockholders through a consent solicitation process rather than holding a special meeting of stockholders to expedite approval and eliminate the costs and management time associated with a special meeting. Approval of the Action will facilitate the raising of capital through the sale of shares of common stock, resulting in proceeds to the Company, which the Company may use for working capital and general corporate purposes.

Voting materials, which include this Consent Solicitation Statement and an Action by Written Consent form (attached hereto as Appendix A), are being mailed or otherwise furnished to stockholders of record on or about February 20, 2026. Our Board has set the close of business on February 10, 2026, as the record date for the determination of stockholders entitled to act with respect to the Action (the “Record Date”). As of the close of business on the Record Date, there were 189,349,097 shares of Common Stock outstanding and entitled to vote on the Action.

The Company intends to publish the final results of the consents obtained pursuant to this Consent Solicitation Statement in a subsequent current report on Form 8-K filed with the SEC.

Important Notice Regarding the Availability of Proxy Materials for the Written Consent Solicitation:

This Consent Solicitation Statement and the form of Action by Written Consent are available at www.proxyvote.com.

Because we have elected to utilize the “full set delivery” option, we are delivering, to all stockholders, paper copies of this Consent Solicitation Statement and all other solicitation materials. This Consent Solicitation Statement and all other solicitation materials in connection with the underlying consent solicitation, including the Action by Written Consent form, are available, free of charge, by requesting such materials from the Company’s Secretary at the address set forth above.

Stockholders who desire to consent to the Action must deliver to the Company their properly completed and executed Action by Written Consent in the established form by mail or email so that it is received before 11:59 p.m. Eastern Time on March 19, 2026 (the “Expiration Date”). The Company reserves the right (but is not obligated), in its sole discretion and subject to applicable law, at any time prior to the Expiration Date to (i) terminate the solicitation of consents relating to the Action for any reason, including if the consent of stockholders holding a majority of voting power of the Company’s outstanding shares of stock has been received; or (ii) amend the terms of the consent solicitation (including to extend the Expiration Date). The Company reserves the right (but is not obligated) to accept any written consent received by any other reasonable means or in any form that reasonably evidences the giving of consent to the approval of the Action.

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Stockholder of Record: Shares Registered in Your Name

If, on the Record Date, your shares were registered directly in your name with our transfer agent, VStock Transfer, then you are considered the stockholder of record with respect to those shares.

As a stockholder of record, you may submit your written consent directly. We urge you to submit your written consent by completing and returning the written consent card set forth in Appendix A.

If you are a stockholder of record, you may:

●	complete, sign, and date the written consent card and return it promptly in the envelope provided; or
●	go to www.proxyvote.com to complete an electronic written consent card. You will be asked to provide the control number from your Notice.

Beneficial Owner: Shares Registered in the Name of a Broker or Nominee

If, on the Record Date, your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of this consent solicitation. As a beneficial owner, you have the right to direct your broker or other agent on how to complete the written consent with respect to the shares in your account.

What is the recommendation of the Board on the proposed Action?

The Board recommends that you submit your written consent FOR the approval of an amendment to the Company’s Charter, to increase the total number of authorized shares of Common Stock from 200,000,000 to 300,000,000 and to authorize 30,000,000 shares of “blank check” preferred stock.

What is the vote required for the proposed Action?

The amendment to our Charter to increase the total number of authorized shares of Common Stock from 200,000,000 to 300,000,000 and to authorize 30,000,000 shares of “blank check” preferred stock requires the affirmative consent of the holders of a majority of the outstanding shares of Common Stock for approval. Abstentions and any broker non-votes will have the same effect as a written consent “against” the Action.

What are “broker non-votes”?

Broker non-votes occur when shares held by a broker for a beneficial owner are not voted because (i) the broker did not receive instructions from the beneficial owner, and (ii) the broker lacked discretionary authority to submit a written consent with respect to the shares. These unvoted shares are considered “broker non-votes” with respect to such matters.

The Action is considered “routine” under New York Stock Exchange rules. If you are a beneficial owner and your shares are held in the name of a broker or other nominee, the broker or other nominee is permitted to submit your written consent on the Action, even if the broker or other nominee does not receive instructions from you. As a result, we do not anticipate any broker non-votes with respect to the Action.

Who is paying for this written consent solicitation?

The entire cost of furnishing voting materials in connection with this consent solicitation will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries, and other like parties to forward the voting materials to the beneficial owners of our voting securities held of record by them, and we will reimburse such parties for out-of-pocket expenses incurred in forwarding such material.

What does it mean if I receive more than one written consent card?

If you receive more than one written consent card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each written consent card to ensure that all of your shares are voted.

Where can I find the voting results?

The final results will be filed with the Securities and Exchange Commission (the “SEC”) in a Current Report on Form 8-K within four business days of the Expiration Date.

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PROPOSED ACTION:

CHARTER AMENDMENT TO INCREASE AUTHORIZED COMMON STOCK

FROM 200,000,000 TO 300,000,000 SHARES AND TO AUTHORIZE 30,000,000 SHARES OF “BLANK CHECK” PREFERRED STOCK

Background

Effective February 10, 2026, the Board unanimously approved and recommended that our stockholders approve an amendment to our Charter to increase the total number of authorized shares of Common Stock from 200,000,000 to 300,000,000 shares and to authorize 30,000,000 shares of “blank check” preferred stock (together, the “Charter Amendment”). To be able to take effect, stockholders holding a majority of the shares of common stock outstanding and entitled to vote on the proposed action must approve the Charter Amendment, and the Charter Amendment must then be filed with the Nevada Secretary of State. The form of the Charter Amendment is set forth in Appendix B to this Consent Solicitation Statement.

We believe that increasing the number of authorized shares of Common Stock and authorizing the Preferred Stock is in the best interests of both the Company and its stockholders because it provides for additional opportunity to raise funds for the Company and allows us to meet our capital needs to execute our business plans and ultimately deliver increased value to stockholders.

Reasons for the Increase in Authorized Capital

Currently, the Company is authorized to issue up to 200,000,000 shares of common stock, pursuant to the Amended and Restated Articles of Incorporation. As of the Record Date, we had 189,349,097 shares outstanding, with an additional 1,250,000 shares underlying outstanding options, and no shares underlying outstanding warrants. This leaves only 9,400,903 shares available for issuance.

Our Board authorized and approved the Charter Amendment so that additional stock will be available for issuance for general corporate purposes, including financing activities, without further action by our stockholders. Potential uses of the additional authorized shares may include, but are not limited to, public or private offerings, conversions of convertible securities, issuance of options pursuant to employee stock option plans, acquisition transactions, and other general corporate purposes. Increasing the authorized number of shares of our Common Stock will give us greater flexibility and would allow us to issue such shares, in most cases, without the expense or delay of seeking stockholder approval. We are at all times investigating additional sources of financing and other opportunities that our Board believes will be in the best interests of our Company and its stockholders. We may also conduct one or more private placements of our securities to secure additional working capital for the Company. We do not have any definitive plans, proposals, or arrangements to issue any of the newly available authorized shares of Common Stock for any purpose, or which may result in a change in control of the Company.

Reasons for the Authorization of Preferred Stock

The Company currently has 200,000,000 shares of authorized common stock (which will be increased to 300,000,000 shares if the Proposed Action is approved), but it is not authorized to issue preferred stock. Our Board authorized and approved the Charter Amendment so that Preferred Stock will be available for issuance to provide the Company with maximum financial and strategic flexibility with respect to future transactions. The preferred stock is referred to as a “blank check” because the Board, in their discretion, will be authorized to provide for the issuance of all or any shares of the stock in one or more classes or series, specifying the number of shares to be included in the class or classes, the distinguishing designations of each class, and the preferences, limitations and relative rights applicable to each class, subject to the limitations of Nevada law. The authority of the Board with respect to each class or series will include, without limitation, the right to determine:

●	Redemption price or prices and timing;
●	Dividend rates (which may be cumulative or non-cumulative), conditions, and timing, as well as preferences in relation to the dividends payable on any other class or series;
●	Rights upon the dissolution, or upon any distribution of the assets, of the Company;
●	Conversion or exchange rights, including the price or prices and rates of conversion or exchange and adjustments, if any;
●	Limitations on the issuance of additional shares of such class or series, or shares of any other class or series of preferred stock;
●	Voting rights; and
●	Other preferences, powers, qualifications, rights and privileges, all as the board of directors may deem advisable and as are not inconsistent with law and the provisions of the Articles of Incorporation.

No further authorization will be required from the Company’s stockholders for any of the above-described actions, except as may be required for a particular transaction by applicable law or regulation, including, but not limited to, Securities and Exchange Commission rules or regulations or the listing regulations of the Company’s securities exchange.

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Action by Written Consent

Pursuant to section 78.320 of the Nevada Revised Statutes and in accordance with our Amended and Restated Bylaws, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote of stockholders, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Accordingly, the Action must be approved by a majority of the issued and outstanding shares of Common Stock, and, therefore, the Company has elected to obtain stockholder approval of the Action by written consent.

Effects of the Proposed Charter Amendment

The Charter Amendment would not have any immediate effect on the rights of existing stockholders. However, to the extent that shares of Common Stock are issued in the future, such issuance would decrease existing stockholders’ percentage equity ownership, dilute any earnings per share and book value per share of outstanding shares of Common Stock, and, depending upon the price at which they are issued, could be dilutive to existing stockholders.

The possible future issuance of shares of our Preferred Stock or securities convertible or exercisable into our Preferred Stock could affect our current stockholders in a number of ways. The issuance of new shares of Preferred Stock could cause immediate dilution of the ownership interests and the voting power of our existing stockholders. New issuances of Preferred Stock may also affect the number of dividends, if any, paid to such stockholders and may reduce the share of the proceeds that they would receive upon the future liquidation, if any, of the Company. In addition, the future issuance of shares of our Preferred Stock or securities convertible or exercisable into shares of our Preferred Stock could:

●	dilute the market price of our common stock, to the extent that the shares of common stock are issued and sold at prices below current trading prices, or, if the issuance consists of securities convertible or exercisable into common stock, to the extent that the securities provide for the conversion or exercise into common stock at prices that could be below current trading prices of the common stock, which dilution, in each case, may increase the volatility and affect the market value of our trading securities;
●	dilute the earnings per share, if any, and book value per share of the outstanding shares of our common stock; and
●	make the payment of dividends on common stock, if any, potentially more expensive.

No specific shares of Preferred Stock are being designated at this time, and we do not currently have any plans to issue shares of Preferred Stock.

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Anti-Takeover Effects

Although the Charter Amendment is prompted by business and financial considerations, stockholders nevertheless should be aware that such an increase could facilitate future efforts by our management to deter or prevent a change in control of the Company. Although the Board has not recommended the Charter Amendment with the intent of using the additional shares to prevent or discourage any actual or threatened takeover of the Company, under certain circumstances, such shares could have an anti-takeover effect. By way of example, the issuance of additional shares could dilute the stock ownership and voting power of persons seeking to obtain control of the Company, or shares could be issued to purchasers who would support the Board in opposing a proposal. In addition, the prospect of future share issuances may have the effect of delaying or discouraging a challenge for control or make it less likely that such a challenge, if attempted, would be successful, including challenges that are favored by a majority of the stockholders or in which the stockholders might otherwise receive a premium for their shares over then-current market prices or benefit in some other manner. The Board and executive officers of the Company do not know of any current effort to obtain control of the Company or to accumulate large amounts of Common Stock.

No Appraisal Rights

No dissenters’ or appraisal rights under the Nevada Revised Statutes are afforded to the Company’s stockholders as a result of the approval of the Action.

Consequences if Stockholder Approval is Not Obtained

If the Action is not approved, the Company may not issue shares of Common Stock in excess of 200,000,000, or any shares of Preferred Stock. On a fully-diluted basis, we are approaching that limit, and we have only 9,400,903 shares of Common Stock available for issuance. Suppose we do not obtain authorization to increase the number of shares of our authorized common stock. In that case, we will not be able to raise enough capital to support our ongoing operations and may need to liquidate the Company.

Appendix B includes a copy of the Charter Amendment.

Primarily for the reasons stated above, our Board believes that approval of the Action is in the best interests of our Company and our stockholders.

Our Board recommends a timely vote “FOR” the Action by marking, signing, and promptly submitting to the Company the Action by Written Consent form, which is attached as Appendix A to this Consent Solicitation Statement.

VOTING; VOTES REQUIRED

For the Action to be approved, written consents “FOR” approval of the Action must be submitted by stockholders holding at least a majority of the voting power of outstanding stock entitled to vote thereon as of the close of business on the Record Date. As of the Record Date, there were outstanding 189,349,097 shares of Common Stock, each entitled to one vote.

If your shares are held in a brokerage account in your broker’s name (“street name”), you have the right to direct your broker or nominee to consent or withhold consent with regard to the Charter Amendment. You should follow the instructions provided by your broker or nominee. You may complete and mail an instruction card to your broker or nominee, or, if your broker allows, submit voting instructions to your broker by telephone or the internet. If you provide specific voting instructions by mail, telephone, or the internet, your broker or nominee will vote your shares as you have directed. If you do not provide voting instructions to your broker or nominee, then your broker or nominee may not use its discretion to consent or withhold consent with regard to the Action, and your shares will count against approval of the Action.

The Board recommends that all stockholders consent to the Action by marking the box entitled “FOR” and submitting to the Company an executed Action by Written Consent form, which is attached as Appendix A to this Consent Solicitation Statement, by mail, facsimile or email so that it is received before 11:59 p.m. Eastern Time on the Expiration Date. If you sign and send in an Action by Written Consent form but do not indicate how you want to vote as to the Charter Amendment, your consent form will be treated as a consent “FOR” approval of the Action. If you abstain or do not submit an Action by Written Consent, then your shares will count against approval of the Action.

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Effective Date of the Action

The written action to approve the Charter Amendment will become effective on the earlier of: (i) the Expiration Date, provided that, at such time, a majority of the votes submitted by written consent that are “FOR” approval of the Action exceed the number of votes required to approve the Action, or (ii) such time as the Company has received written consents signed by the holders of a majority of the voting power of outstanding stock entitled to vote thereon as of the Record Date.

CONSENT IS IRREVOCABLE

Executed written consents delivered to the Company before the effective date of the Action will not be revocable. Additionally, written consents delivered to the Company before the date the definitive Consent Solicitation Statement is sent to our stockholders will be disregarded.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of February 10, 2026, the ownership of our common stock by each stockholder who is known to us to beneficially own more than 5% of our outstanding common stock, by each director and nominee for the office of director, by our named executive officers, and by all directors and executive officers as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage Outstanding Shares
Directors and Named Executive Officers
Scott M. Boruff	22,767,697	(a)	12.0%
Dustin M. Hillis	7,354,500	(b)	3.9%
G. Shayne Bench	2,426,093	(c)	1.3%
Micheal J. Burt	2,242,424		1.2%
Anand Ijju	1,000,000		*
Susan A. Reyes	1,775,026		*
Anthony Chapman	1,500,000		*
Lawrence H. Kloess, III	1,000,000		*
All directors and current executive officers as a group (8 persons)	40,065,740		21.2%

*	Less than one percent.
(a)	Consists entirely of shares held by Platinum Equity Advisors, LLC, of which Mr. Boruff’s spouse, Julie Boruff, is the sole member.
(b)	Includes 6,020,000 shares held by All Things New Ventures, LLC, of which Mr. Hillis is the sole member.
(c)	Includes 2,346,093 shares held by Bucuti Investments, LLC, of which Mr. Bench is the sole member.

AVAILABLE INFORMATION

We electronically file certain documents with the U.S. Securities and Exchange Commission (“SEC”), including periodic reports and other information, along with any related amendments and supplements thereto. The SEC maintains an Internet website (www.sec.gov) that contains reports and other information regarding our Company. Copies of reports and other information filed or furnished to the SEC may be obtained without charge upon written request addressed to SafeSpace Global Corporation at 311 S. Weisgarber Road, Knoxville, Tennessee 37919. Copies of exhibits to the annual report on Form 10-K may be obtained upon payment to us of the reasonable expense incurred in providing such exhibits.

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OTHER MATTERS

Forward-Looking Statements

This Consent Solicitation Statement may contain certain “forward-looking” statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the SEC in its rules, regulations and releases) representing our expectations or beliefs regarding the Company. These forward-looking statements include, but are not limited to, statements regarding our business, anticipated financial or operational results and objectives, and future capital-raising activity. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in this and other filings of ours with the SEC.

Interest of Certain Persons in the Matters to be Acted Upon

Although our officers and directors directly or indirectly hold shares of our Common Stock, none of the Company’s officers or directors have a substantial direct or indirect interest in the Action that differs from those of other Company stockholders.

Stockholder Proposals

There are no proposals by any stockholders that are or could have been included within this Consent Solicitation Statement.

Our Board hopes that Stockholders will complete, date and sign the enclosed Action by Written Consent and return it in the accompanying envelope. Your cooperation and prompt response with respect to these matters is greatly appreciated.

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Appendix A

to Consent Solicitation Statement

IRREVOCABLE ACTION BY WRITTEN CONSENT
OF THE STOCKHOLDERS
OF SAFESPACE GLOBAL CORPORATION

This written consent is solicited by the Board of Directors of SafeSpace Global Corporation, a Nevada corporation (the “Company”). The undersigned hereby revokes any consent or consents heretofore given. This consent may not be revoked.

The undersigned, being a stockholder of the Company as of February 10, 2026, acknowledges receipt of the Notice of Consent Solicitation dated February 20, 2026 and Consent Solicitation Statement and hereby consents (by checking the FOR box) or withholds consent (by checking the AGAINST or ABSTAIN box) to the approval of an amendment to the Company’s Amended and Restated Articles of Incorporation to increase the total number of authorized shares of the Company’s common stock, $0.001 par value per share, from 200,000,000 to 300,000,000 and to authorize 30,000,000 shares of “blank check” preferred stock as follows:

☐	CONSENT	☐	CONSENT WITHHELD	☐	ABSTAIN
	(“FOR”)		(“AGAINST”)

By signing and returning this Action by Written Consent, the undersigned stockholder will be deemed to have voted all shares of capital stock owned by the undersigned in the manner directed above with respect to the proposed issuance. If the undersigned stockholder signs and returns this consent but does not check a box, the undersigned will be deemed to have consented FOR approval of the action.

Please execute this written consent as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Signature [Please sign within the box]	Date

Signature [Please sign within the box]	Date

A-1

Appendix B
to Consent Solicitation Statement

CERTIFICATE OF AMENDMENT
TO ARTICLES OF INCORPORATION
OF
SAFESPACE GLOBAL CORPORATION

Pursuant to the provisions of Chapter 78 of the Nevada Revised Statutes (the “Nevada Corporations Act”), the undersigned corporation adopts the following Certificate of Amendment to Articles of Incorporation (this “Certificate”).

1.	NAME OF CORPORATION. The name of the corporation is SafeSpace Global Corporation (the “Corporation”). The Corporation’s Nevada Business Identification Number is NV20131382184.

2.	AMENDMENT TO ARTICLES OF INCORPORATION. The amendment adopted by the Corporation (the “Amendment”) is set out in full as follows:

The Amended and Restated Articles of Incorporation are amended by replacing Article 4 in its entirety to read as follows:

4.	Authorized Shares:

The aggregate number of shares, which the corporation shall have authority to issue, shall consist of (i) 300,000,000 shares of Common Stock having a $.001 par value, and (ii) 30,000,000 shares of Preferred Stock having a $.001 par value. The Common and/or Preferred Stock of the Company may be issued from time to time without prior approval by the stockholders. The Common and/or Preferred Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors. The Board of Directors may issue such shares of Preferred Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions.

The Amendment will have the following effect: The authorized shares have been amended.

3.	STOCKHOLDER APPROVAL. The vote by which the stockholders holding shares in the Corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required under the Nevada Corporations Act in the case of a vote by classes or series, or as may be required by the provisions of the Articles of Incorporation have voted in favor of the Amendment is a majority of the voting power.

4.	EFFECTIVE DATE OF FILING. This Certificate shall be effective on the day it is filed with the Secretary of State.

IN TESTIMONY HEREOF, the undersigned has executed this Certificate of Amendment to the Articles of Incorporation as of _______, 20___.

SAFESPACE GLOBAL CORPORATION

By:
Name:
Title:

B-1